Exhibit 99.1
Compass and Anywhere Real Estate Begin a New Chapter as One Company Built for Real Estate Professionals

NEW YORK - January 9, 2026 - Compass, Inc. (NYSE: COMP) announces the completion of its all-stock combination with Anywhere Real Estate Inc. Following the merger, the two companies are coming together with a collective vision to become the best company in the world at empowering real estate professionals with everything they need to succeed and realize their entrepreneurial potential. An Open Letter from Robert Reffkin to real estate professionals, affiliate broker-owners, and employees is available https://www.compass.com/newsroom/robert-reffkin-ceo-letter-2026/.

As Chairman and CEO, Robert Reffkin will lead bringing the two companies together under Compass International Holdings. He shared, “Our collective vision is to become the best in the world at empowering real estate professionals with everything they need to realize their entrepreneurial potential. What makes this moment unique is not a transaction that combines two companies – it’s that the industry’s most respected brands and professionals are coming together on a single, modern technology platform that will help them save time, grow their business, and better serve their clients.”
For more information, visit: https://www.compass.com/newsroom/robert-reffkin-ceo-letter-2026/

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About Compass

Compass is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents at its owned-brokerage to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services, and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time, and manage their business more efficiently. The Compass network includes Christie's International Real Estate, the world's premier global luxury real estate brand with over 100 independently owned brokerage Affiliates in 50 countries and territories. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Devin Daly Huerta
devin.daly@compass.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “estimate,” “potential,” “plan,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, but are not limited to, statements related to the expected benefits of the Merger; the anticipated impact of the Merger on the combined company’s business and future financial and operating results, including the expected leverage of the combined company and the amount and timing of synergies from the Merger; and the expected timeline. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements, including statements about the consummation of the Merger and the anticipated benefits thereof. Where, in any forward-looking statement, Anywhere or Compass express an expectation or belief as to future results or events, it is based on Anywhere and/or Compass’ current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, neither Anywhere nor Compass can give any assurance that any such expectation or belief will result or will be achieved or accomplished. Important risk factors that may cause such a difference include, but are not limited to: the diversion of management time on transaction-related issues; risks related to disruption from the Merger, including disruption of management time from current plans and ongoing business operations due to the Merger and integration matters; the risk that the Merger could have an adverse effect on Compass’ and Anywhere’s ability to retain agents and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the completion of the Merger; unexpected costs, charges or expenses resulting from the Merger; potential litigation relating to the Merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the ability of the combined company to achieve the synergies and other anticipated benefits expected from the Merger or such synergies and other anticipated benefits taking longer to realize than anticipated; the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated; Compass’ ability to integrate Anywhere promptly and effectively; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; and other risk factors detailed from time to time in Anywhere’s and Compass’ reports filed with the SEC, including Anywhere’s and Compass’ annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the Merger.

Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.
More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.